Exhibit 10.3

HARBORONE BANK
SENIOR MANAGEMENT LONG TERM INCENTIVE PLAN

This SENIOR MANAGEMENT LONG TERM INCENTIVE PLAN (“Plan”) is restated this 21st day of December, 2015 by HARBORONE BANK, a state-chartered co-operative bank located in Brockton, Massachusetts (the “Bank”), for the benefit of one or more members of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1
Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1                               “Account Balance” means the Bank’s accounting of the Executive’s accumulated Deferred Incentive Awards plus accrued interest, less distributions.

1.2                               “Base Salary” means the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, and other fees, and automobile and other allowances paid to the Executive for employment rendered (whether or not such allowances are included in the Executive’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Executive pursuant to all qualified or non-qualified plans of the Bank and shall be calculated to include amounts not otherwise included in the Executive’s gross income under Code Section 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Bank; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Executive.

1.3                               “Beneficiary” means each designated person or entity, or the estate of the deceased Executive entitled to benefits, if any, upon the death of the Executive.

1.4                               “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.5                               “Benefit Date” means the date three (3) years from the date of a Deferred Incentive Award allocation.

1.6                               “Board” means the Board of Directors of the Bank as from time to time constituted.

1.7                               “CEO” means the Chief Executive Officer of the Bank.

1.8                               “Change in Control” means the occurrence of any one of the following events:

(a)                                 any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than HarborOne Bancorp or the Company (as defined below), any of their subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or in connection with a public offering); or

(b)                                 persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company’s Board of Directors, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (i) a vote of at least a majority of the Incumbent Directors or (ii) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Company’s Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c)                                  the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of the Bank.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (a).

1.9                               “Code” means the Internal Revenue Code of 1986, as amended, and all regulations and guidance thereunder, including such regulations and guidance as may be promulgated after the Effective Date.

1.10                        “Company” means HarborOne Bancorp, Inc., a Massachusetts stock holding company.

1.11                        “Deferred Incentive Award” means the annual Bank contribution, if any, added to the Account Balance during each Plan Year following the receipt and acceptance of the audited financial statements of the Bank by the Board or an applicable committee thereof. The Deferred Incentive Award shall be equal to the Deferral Percentage multiplied by the Executive’s Base Salary for the current Plan Year. Any Deferred Incentive Award(s) made to the Executive will be documented in writing.

1.12                        “Deferral Percentage” means the percentage determined by the Plan Administrator in its sole discretion each Plan Year based on the Executive’s or Bank’s achievement of applicable Performance Goals.

1.13                        “Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Bank; provided that the definition of “disability” applied under such insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

1.14                        “Early Termination” means the Executive’s Separation from Service before attainment of Normal Retirement Age except when such Separation from Service occurs within twenty-four (24) months following a Change in Control, or results from the Death or Disability of the Executive.

1.15                        “Effective Date” means January 1, 2015.

1.16                        “Executive” means the Bank employee who has been granted participation in the Plan by the Board of Directors of the Bank in its sole discretion.

1.17                        “Interest Crediting Rate” means the Prime Rate reported in The Wall Street Journal at the beginning of the Plan Year. If the beginning of the Plan Year is a day in which The Wall Street Journal is not published, then the Prime Rate published for the date immediately prior to the beginning of the Plan Year shall be used.

1.18                        “Normal Retirement Age” means the Executive’s age sixty-five (65) OR attainment of age sixty two (62) while in the employ of the Bank and with 10 or more Years of Service with the Bank.

1.19                        “Performance Goals” means the performance targets established by the Board or CEO for the Bank and / or the Executive. The CEO and Board shall review, and may revise, the Performance Goals from time to time in order to work in conjunction with the Bank’s strategic plan and Executive performance management process. There will typically he no more than four performance measures for this plan and each measure will be weighted. Performance measures will be reviewed and approved each Plan Year but need not be changed annually.

1.20                        “Plan Administrator” means the Board or such committee or person as the Board shall appoint.

1.21                        “Plan Year” means each twelve (12) month period commencing on January 1 and ending on December 31 of each year. The first Plan Year commences on the Effective Date and ends on December 31 of that year.

1.22                        “Separation from Service” means termination of the Executive’s employment with the Bank for reasons other than death or Disability. Whether a Separation from Service has occurred is determined in accordance with the requirements of Code Section 409A based on whether the facts and circumstances indicate that the Bank and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Bank if the Executive has been providing services to the Bank less than thirty-six (36) months).

1.23                        “Specified Employee” means an Executive who, as of the date of his Separation from Service, is a specified employee (within the meaning of Code Section 409A(a)(2)(B)(i)).

1.24                        “Termination for Cause” means Separation from Service for:

(a)                                 Gross negligence or gross neglect of duties to the Bank;

(b)                                 Conviction or entry of a nolo contendere plea to a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any other crime or gross misdemeanor which materially affects the business of the Bank;

(c)                                  Fraud, embezzlement, misappropriation, disloyalty, dishonesty, gross insubordination or willful violation of any law or significant Bank policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Bank;

(d)                                 Illegal use of drugs;

(e)                                  Failure to honor his or her fiduciary duties to the Bank, including the duty to act in the best interests of the Bank.

1.25                        “Years of Service” means the number of completed years from the Executive’s initial date of hire with the Bank to the date of the Executive’s Separation from Service from the Bank.

Article 2
Account Balance

2.1                               Establishing and Crediting. The Bank shall establish an Account Balance on its books for each Executive and shall credit to the Account Balance the following amounts:

2.1.1                     Deferred Incentive Award. Any Deferred Incentive Award hereunder;

2.1.2                     Interest. Interest will be credited to the Account Balance on the last day of each month at an annual rate equal to the Interest Crediting Rate, compounded monthly.

Article 3
Distributions During Lifetime

3.1                               Deferred Incentive Award Benefit. If the Executive has been granted a Deferred Incentive Award, has an Account Balance greater than zero dollars ($0) and is actively employed by the Bank, a benefit shall be payable as follows:

3.1.1                     Amount of Benefit. The benefit under this Section 3.1 shall be the value of the Deferred Incentive Award awarded to the Executive three (3) years prior to the Benefit Date plus the interest accrued over that period at the Interest Crediting Rate.

3.1.2                     Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump-sum commencing on the Benefit Date. The Bank shall continue to credit interest at the Interest Crediting Rate on the remaining Account Balance for Deferred Incentive Awards granted less than three (3) years prior.

3.2                               Early Termination Benefit. If Early Termination occurs, the Bank shall distribute no further benefits under this Plan.

3.3                               Disability Benefit. If the Executive experiences a Disability, the Bank shall distribute to the Executive the benefit described in this Section 3.3 in lieu of any other benefit under this Plan.

3.3.1                     Amount of Benefit. The benefit under this Section 3.3 is one hundred percent (100%) of the Account Balance.

3.3.2                     Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump-sum commencing on the first day of the month following Separation from Service resulting from the Executive’s Disability.

3.4                               Change in Control Benefit. If a Change in Control occurs, followed within twenty-four (24) months by Separation from Service prior to Normal Retirement Age. the Bank shall distribute to the Executive the benefit described in this Section 3.4 in lieu of any other benefit under this Plan.

3.4.1                     Amount of Benefit. The benefit under this Section 3.4 is one hundred percent (100%) of the Account Balance.

3.4.2                     Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump-sum commencing on the first day of the month following Separation from Service.

3.5                               Normal Retirement Benefit. If the Executive Separates from Service after attainment of Normal Retirement Age while in the employ of the Bank, the Bank shall distribute to the Executive the benefit described in this Section 3.5 in lieu of any other benefit under this Plan.

3.5.1                     Amount of Benefit. The benefit under this Section 3.5 is one hundred percent (100%) of the Account Balance.

3.5.2                     Distribution of Benefit. The Bank shall distribute the benefit to the Executive in a lump-sum commencing on the first day of the month following Separation from Service following Normal Retirement Age.

3.6                               Distributions Upon Taxation of Amounts Deferred. If, pursuant to Code Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Executive becomes subject to tax on the amounts deferred hereunder, then the Bank may make a limited distribution to the Executive in a manner that conforms to the requirements of Code Section 409A. Any such distribution will decrease the Executive’s benefits distributable under this Plan.

3.7                               Change in Form or Timing of Distributions. For distribution of benefits under this Article 3, the Executive and the Bank may, subject to the terms of Section 9.1, amend this Plan to delay the timing or change the form of distributions. Any such amendment:

(a)                                 may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A;

(b)                                 must, for benefits distributable under Sections 3.1, 3.2 and 3.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made (for this purpose, each installment payment shall be considered a separate distribution); and

(c)                                  must take effect not less than twelve (12) months after the amendment is made.

3.8                               Six-Month Delay. Notwithstanding anything to the contrary in the foregoing, if at the time of the Executive’s Separation from Service the Executive is considered a Specified Employee by the Bank, then the commencement of any payment that the Executive is entitled to receive under this Plan on account of his Separation from Service shall be delayed until six months and a day after the Executive’s Separation from Service.

Article 4
Distribution at Death

4.1                               Death During Active Service. If the Executive dies prior to Separation from Service, the Bank shall distribute to the Beneficiary the benefit described in this Section 4.1. This benefit shall be distributed in lieu of any benefit under this Plan.

4.1.1                     Amount of Benefit. The benefit under this Section 4.1 is one hundred percent (100%) of the Account Balance.

4.1.2                     Distribution of Benefit. The Bank shall distribute the benefit to the beneficiary of the Executive in a lump sum payment within 90 days following the date of death; provided, however, that any Deferred Incentive Award due but not credited to the Executive’s Account Balance as of such date shall be distributed not later than the March 15th following the end of the year in which the death occurred. The Bank shall continue to credit interest on the Account Balance from the date of the Executive’s death until the date of payment in accordance with Section 2.1.2. The Beneficiary shall be required to provide to the Bank the Executive’s death certificate.

4.2                               Death Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Plan but dies prior to the date that commencement of said benefit distributions are scheduled to be made under this Plan, the Bank shall distribute to the Beneficiary the same benefits to which the Executive was entitled prior to death, except that the benefit distributions shall be paid in the manner specified in Section 4.1.2 and shall commence on the first day of the fourth month following the Executive’s death. The Beneficiary shall be required to provide to the Bank the Executive’s death certificate.

Article 5
Beneficiaries

5.1                               In General. The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Plan upon the death of the Executive. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Executive participates.

5.2                               Designation. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

5.3                               Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

5.4                               No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, any benefit shall be paid to the Executive’s estate.

5.5                               Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Beneficiary, as the case may be, and shall completely discharge any liability under this Plan for such distribution amount.

Article 6
General Limitations

6.1                               Termination for Cause. Notwithstanding any provision of this Plan to the contrary, an Executives Account shall be forfeited, and no benefit shall be due under this Plan, if the

Executive’s employment with the Bank is terminated by the Bank or an applicable regulator due to a Termination for Cause.

6.2                               Removal. Notwithstanding any provision of this Plan to the contrary, the Bank shall not distribute any benefit under this Plan if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

6.3                               Forfeiture Provision. The Executive shall forfeit all or a portion of the Executive’s Account Balance if, and to the extent, that the Deferred Incentive Award is based on performance measurements that are subsequently restated due to the material noncompliance with respect to applicable financial reporting requirements under applicable banking regulations, generally accepted accounting principles, or securities laws, as determined by the members of the Bank’s Board of Directors who would be considered to be ‘Independent” for purposes of the listing standards of the NASDAQ).

Article 7
Administration of Plan

7.1                               Plan Administrator Duties. The Plan Administrator shall administer this Plan according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan to the extent the exercise of such discretion and authority does not conflict with Code Section 409A.

7.2                               Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Bank.

7.3                               Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon ail persons having any interest in this Plan.

7.4                               Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator.

7.5                               Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Executive’s death. Disability or Separation from Service, and such other pertinent information as the Plan Administrator may reasonably require.

7.6                               Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Plan.

7.7                               Actions. Any actions authorized or required to be taken by the “Bank” or the “Plan Administrator” shall be undertaken by the Board or its authorized designees.

Article 8
Claims and Review Procedures

8.1                               Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under this Plan that he or she believes should be distributed shall make a claim for such benefits as follows:

8.1.1                     Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within ninety (90) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

8.1.2                     Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

8.1.3                     Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)                                 The specific reasons for the denial;

(b)                                 A reference to the specific provisions of this Plan on which the denial is based;

(c)                                  A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)                                 An explanation of this Plan’s review procedures and the time limits applicable to such procedures; and

(e)                                  A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2                               Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

8.2.1                     Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

8.2.2                     Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of. all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

8.2.3                     Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

8.2.4                     Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

8.2.5                     Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)                                 The specific reasons for the denial;

(b)                                 A reference to the specific provisions of this Plan on which the denial is based;

(c)                                  A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to. and copies of. all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)                                 A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 9
Amendments and Termination

9.1                               Amendments. This Plan may be amended by an action of the Board in writing; provided, however that any amendment that reduces the accrued benefit to an Executive shall only be effective to the extent set forth in a written agreement authorized by the Board and signed by the Bank and the Executive. Notwithstanding the foregoing, the Board may unilaterally amend this Plan to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Code Section 409A.

9.2                               Plan Termination Generally. This Plan may be terminated by action of the Board in writing. The benefit shall be the Account Balance as of the date this Plan is terminated. Except as provided in Section 9.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 3 or Article 4.

9.3                               Plan Terminations Under Code Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Board terminates this Plan in the following circumstances:

(a)                                 Within thirty (30) days before or twelve (12) months after a Change in Control; provided that all distributions are made no later than twelve (12) months following such termination of this Plan; and further provided that all the Bank’s arrangements which are substantially similar to this Plan are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination;

(b)                                 Upon the Bank’s dissolution or with the approval of a bankruptcy court; provided that the amounts deferred under this Plan are included in the Executive’s gross income in the latest of (i) the calendar year in which this Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)                                  Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Plan pursuant to Treasury Regulations Section 1.409A-l(c) if the Executive participated in such arrangements (“Similar Arrangements”); provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3)

years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Plan;

(d)                                 The Bank may distribute the Account Balance, determined as of the date of the termination of this Plan, to the Executive in a lump sum subject to the above terms.

Article 10
Miscellaneous

10.1                        Binding Effect. This Plan shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

10.2                        No Guarantee of Employment. This Plan is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank nor interfere with the Bank’s right to discharge the Executive. It does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

10.3                        Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4                        Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Code Section 409A from the benefits provided under this Plan. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Bank shall satisfy all applicable reporting requirements, including those under Code Section 409A.

10.5                        Applicable Law. This Plan and all rights hereunder shall be governed by the laws of the Commonwealth of Massachusetts except to the extent preempted by the laws of the United States of America.

10.6                        Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Plan. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Executive’s life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

10.7                        Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such an event, the term “Bank” as used in this Plan shall be deemed to refer to the successor or survivor entity.

10.8                        Entire Plan. This Plan constitutes the entire Plan between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Plan other than those specifically set forth herein.

10.9                        Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires and the context will permit, the use of the masculine gender includes tire feminine and use of the singular includes the plural.

10.10                 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Plan due to regulatory or other constraints, the Bank or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of lire Bank; provided that such alternative act does not violate Code Section 409A.

10.11                 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein.

10.12                 Validity. If any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

10.13                 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Plan shall be sufficient if in wilting and hand-delivered or sent by registered or certified mail to the address below:

Human Resources Officer
HarborOne Bank
770 Oak Street
Brockton, MA 02303

Such notice shall be deemed given as of the date of delivery or. if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Plan shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive.

10.14                 Deduction Limitation on Benefit Payments. If the Bank reasonably anticipates that the Bank’s deduction with respect to any distribution under this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Bank to ensure that the entire amount of any distribution from this Plan is deductible, the Bank may delay payment of any amount that would otherwise be distributed under this Plan. The delayed amounts shall be distributed to the Executive (or the Beneficiary in the event of the Executive’s death) at the earliest date the Bank reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

10.15                 Compliance with Section 409A. This Plan shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS WHEREOF, a duly authorized representative of the Bank has signed this Plan.

HARBORONE BANK

By:	/s/ Timothy R. Lynch
	Name:	Timothy R. Lynch
	Title:	Chairman of the Board

/s/ James Blake
President and CEO